UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

May 6, 2016
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2016, FMC Technologies, Inc. (the “Company”) announced that its Board of Directors has appointed Douglas J. Pferdehirt to be President and Chief Executive Officer, effective September 1, 2016. Mr. Pferdehirt will assume the Chief Executive Officer responsibility from John T. Gremp, who will continue to serve as Chairman of the Board until his retirement at the Company’s 2017 Annual Meeting of Shareholders on May 5, 2017, at which time Mr. Pferdehirt will assume the additional role of Chairman.

Mr. Pferdehirt, 52, joined the Company in August 2012 as Executive Vice President and Chief Operating Officer and was appointed President in May 2015. Prior to joining the Company, he worked at Schlumberger Limited for 26 years and held a wide range of leadership positions.

A copy of the News Release announcing the changes described above is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description of Exhibit

99.1        News Release issued by FMC Technologies, Inc. dated May 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Dianne B. Ralston
Dated: May 9, 2016	Name: Dianne B. Ralston
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

99.1        News Release issued by FMC Technologies, Inc. dated May 9, 2016